Exhibit 10.1

Amendment No. 3 to Employment Agreement

This Amendment No. 3 (the “Amendment”) to the Employment Agreement, dated June 18, 2021, as amended on November 9, 2022 and May 12, 2023 (the “Employment Agreement”), is made this 7th day of August 2026, by and between Immix Biopharma, Inc., a Delaware corporation (the “Company”), and Ilya Rachman (the “Executive” and together with the Company, the “Parties”). Capitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Employment Agreement.

WHEREAS, the Parties desire to amend the Employment Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1. Amendments.

1.1 Section 3.1 of Section 3 “Compensation and Benefits” is hereby deleted in its entirety and replaced with the following:

3.1 Salary. The Company shall pay to Executive a base salary at the annual rate of $515,000. Executive’s compensation shall be paid in equal, periodic installments in accordance with the Company’s normal payroll procedures, with such increases (but no decreases) as may be determined by the Compensation Committee of the Board (the “Compensation Committee”) from time to time (as increased from time to time, the “Base Salary”).

1.2 Section 3.2 of Section 3 “Compensation and Benefits” is hereby deleted in its entirety and replaced with the following:

3.2 Bonus. In addition to Base Salary, Executive will be eligible to receive annual cash bonuses as determined by the Compensation Committee in its sole discretion based on the Compensation Committee’s evaluation of Executive’s individual performance for the relevant period and the satisfaction of goals that may be established by the Compensation Committee, provided that Executive’s annual targeted cash bonus shall be in an amount equal to 50% of Executive’s Base Salary (as may be increased from time to time) (the “Targeted Bonus”). The Compensation Committee may also pay or grant discretionary cash bonuses from time to time in its discretion, or increase the Targeted Bonus from time to time, at any time, in its discretion. Such increase(s) in Targeted Bonus shall be documented in the Company’s records, but shall not require the Parties to enter into a new or amended form of Employment Agreement.

1.3 Section 3.3 of Section 3 “Compensation and Benefits” is hereby deleted in its entirety and replaced with the following:

3.3 Equity. In addition to Base Salary, Executive shall be eligible to receive equity awards from time to time under any equity-related incentive plan maintained by the Company (such plan, the “Stock Plan”), as determined by the Compensation Committee in its sole discretion within the parameters of the Stock Plan.

1.4 A new Section 3.7 of  Section 3 “Compensation and Benefits” shall be added to the Employment Agreement which shall provide as follows:

3.7 Additional Compensation. The Executive shall be eligible to receive such other compensation as may from time to time be awarded to him by the Compensation Committee, in its sole discretion.

2. Severability. The provisions of this Amendment are severable and if any part of it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Employment Agreement shall remain in full force and effect. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of Delaware without regard to its choice or conflict of law principles.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed on the date and year first written above.

IMMIX BIOPHARMA, INC.		ILYA RACHMAN

By:	/s/ Gabriel Morris	By:	/s/ Ilya Rachman
Name:	Gabriel Morris	Name:	Ilya Rachman
Title:	President and Chief Financial Officer